As filed with the Securities and Exchange Commission on March 2, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	3533 (Primary Standard Industrial Classification Code Number)	75-2811855 (I.R.S. Employer Identification Number)
2911 South County Road 1260
Midland, Texas 79706
(432) 563-3974
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Stephen C. Taylor
2911 South County Road 1260
Midland, Texas 79706
(432) 563-3974
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy of all communications to:

Thomas W. Ortloff Lynch, Chappell & Alsup, P.C. 300 N. Marienfeld, Suite 700 Midland, Texas 79701 (432) 683-3351	Charles H. Still, Jr. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 223-2300
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑ 333-130879
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee

Common Stock, .01 par value	538,200 shares	$17.50	$9,418,500	$1,008.00

EXPLANATORY NOTE
      This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-130879) filed by Natural Gas Services Group, Inc. with the Securities and Exchange Commission on January 6, 2006, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on February 16, 2006, are incorporated herein by reference.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on March 2, 2006.

NATURAL GAS SERVICES GROUP, INC.

By:	/s/ Stephen C. Taylor

Stephen C. Taylor, Chairman of the Board,
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen C. Taylor Stephen C. Taylor		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2006

/s/ Charles G. Curtis* Charles G. Curtis		Director	March 2, 2006

/s/ Paul D. Hensley* Paul D. Hensley		Director	March 2, 2006

/s/ William F. Hughes, Jr.* William F. Hughes, Jr.		Director	March 2, 2006

/s/ Gene A. Strasheim* Gene A. Strasheim		Director	March 2, 2006

/s/ Richard L. Yadon* Richard L. Yadon		Director	March 2, 2006

/s/ Earl R. Wait* Earl R. Wait		Vice President — Accounting and Treasurer (Principal Accounting and Principal Financial Officer)	March 2, 2006

*By:	/s/ Stephen C. Taylor Stephen C. Taylor as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Jackson Kelly PLLC
23.1	Consent of Jackson Kelly PLLC (contained in Exhibit 5)
23.2	Consent of Hein & Associates LLP